Exhibit 31.2

Certification of Principal Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

CERTIFICATIONS

I, Leonard S. Ross, certify that:

3.	I have reviewed this Amendment to the Annual Report on Form 10-K of pSivida Corp. for the fiscal year ended June 30, 2017;

4.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 30, 2017

/s/ Leonard S. Ross
Name: Leonard S. Ross
Title: Vice President, Finance and Chief Accounting Officer
(Principal Financial and Accounting Officer)